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                                   EXHIBIT 1.1

                                ESCROW AGREEMENT

         Escrow Agreement made as of the _____ day of February, 2002 by and among Hollow Egg One Inc., a Delaware corporation (the "Company") and Valley National Bank, a national association (the "Escrow Agent").

         Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.   Definitions.

Agreement                           This Escrow Agreement

Amended Registration
   Statement                        The post-effective amendment to the Initial
                                    Registration Statement, prepared and filed with the Commission with respect to the implementation of the Plan Prerequisites

Business Day                        Any day in which the Trust Department of the
                                    Escrow Agent is open to the public

Certificates                        Stock certificates evidencing the Registered
                                    Shares purchased

Commission                          United States Securities and Exchange
                                    Commission

Company Representative              An individual(s) with full authority to deal
                                    with the Escrow Agent in behalf of the
                                    Company and so designated herein

Company                             Hollow Egg One Inc., a Delaware corporation

Escrow Accounts                     The Funds Escrow Account and Shares Escrow
                                    Account, collectively

Escrow Agent                        Valley National Bank, a national association

Exchange Act                        United States Securities Exchange Act of
                                    1934

Exhibits Addenda hereto which, because of their size, format or nature, would impair the readability of this Agreement if contained therein, which Exhibits consist of the following: A-Rules 419, 10b-9,and 15g-8; B-Subscription Agreement (subscription rights); C- Subscription Agreement (general); D-Escrow Agent Fee Schedule; E-Company Representative Specimen Signature Schedule; F-Letter Representations and/or Instructions by Company to Escrow Agent

Funds Escrow Account                The Offering Proceeds as held in escrow by
                                    the Escrow Agent

Indemnified Party(ies)              The Escrow Agent and persons named herein
                                    who shall be indemnified by the Company

Initial Effective Date              The date on which the Initial Registration
                                    Statement is declared effective by the
                                    Commission



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Initial Registration
   Statement                        The Securities Act registration statement on
                                    Form SB-2 to be filed with the Commission with respect to the Registered Shares

Investors                           Purchasers in the Offering of the Registered
                                    Shares

IRS Form Internal Revenue Service Form W-9 or W-8. as applicable

Written Direction                   Written directions to the Escrow Agent given
                                    by the Company with respect to action under this Agreement

Offering Proceeds
   Instruments                      Checks, drafts or money orders utilized as
                                    subscription payments

Offering Proceeds                   Subscription funds paid by the Investors for
                                    the Registered Shares

Offering Period                     The time period, as extended, during which
                                    the Offering will occur

Offering                            The proposed public offering of the
                                    Registered Shares

Other Stock                         Company stock, other than Shares, for which
                                    Certificates are issued

Parent                              Tecumseh Holdings Corporation

Plan The Company's plan to engage in a merger or acquisition with an unidentified company or companies

Plan Period                         The period following the Offering Period
                                    during which the Company intends to
                                    implement the Plan

Plan Prerequisites                  The requirements of Rule 419 for the
                                    effectuation of the Plan

Registered Shares                   1 million Shares to be offered for sale to
                                    the public

Rule 419                            Rule 419 of Regulation C of the Securities
                                    Act

Rule 10b-9                          Rule 10b-9 of the Exchange Act

Rule 15g-8                          Rule 15g-8 of the Exchange Act

Rules                               Rules 419, Rule 10b-9, and Rule 15g-8,
                                    collectively

Securities Act                      United States Securities Act of 1933

Shares Escrow Account               The Certificates as held in escrow by the
                                    Escrow Agent

Shares 10 million shares of common stock, $.0001 par value, authorized to be issued by the Company

Subscription Agreement              The agreement for the Investor's purchase of
                                    the Registered Shares

Subscription Documents              The Subscription Agreement and the IRS Form,
                                    collectively



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Termination Dates                   The date on which the Offering or the Plan
                                    is terminated, irrespective of the reason therefor

Unregistered Shares                 9,000,000 Shares heretofore issued to the
                                    Parent

2.       Recitals.

         2.1 The Company is a Delaware corporation and a "blank check company ", as that term is defined in Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Securities Act"), to which Rule 419 the Offering described below is subject. A blank check company is, among other things, a development stage company which has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. The business plan and purpose of the Company (the "Plan") is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person by way of identifying such a company or companies, negotiating with the same, and concluding such a transaction during the period following completion of the public offering of the Company's securities described below (the "Plan Period").

         2.2 The Company is authorized to issue one class of security, viz. 10 million shares of common stock, $0.0001 par value per share (the "Shares"), with respect to which Shares neither any warrants, convertible securities or other derivative securities nor any stock dividends, stock splits or reverse stock splits are authorized or intended to be authorized during the Plan Period. The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Initial Registration Statement") under the Securities Act for the purpose of making a public offering (the "Offering"), by way of the officers of the Company, of 1,000,000 Shares (the "Registered Shares") to investors therein (the "Investors") at a per Share price of $0.25, the remaining 9,000,000 Shares (the "Unregistered Shares") being currently owned and held by Tecumseh Holdings Corporation, the parent and promoter of the Company (the "Parent"). The Offering is required to be made in accordance with, among other laws, statutes, rules and regulations, Rule 419 and Rule 10b-9 ("Rule 10b- 9"), and Rule 15g-8 ("Rule "15g-8") of the Securities Exchange Act of 1934 (the "Exchange Act")

         2.3 The Company will conduct the Offering on an "all-or-none" basis during a period of time (the "Offering Period") described below. All lawful out-of-pocket expenses of any kind, authorized by the Company and arising from or in connection with either the Offering or the Plan, incurred by any person, shall be paid by the Company or, if it is unable to do so, by the Parent, provided the same shall not constitute compensation for the sale of the Registered Shares.

         2.4 In furtherance of the completion of the Offering and the realization of the Plan, the Company has engaged the services of the Escrow Agent, which is an "insured depository institution," as that term is defined in
Section 3(c)(2) of the Federal Deposit Insurance Act. The Escrow Agent shall act as such in accordance with the provisions of Rule 10b-9, Rule 15g-8 and Rule 419 (collectively the "Rules"), the relevant provisions of which are as follows:

                  a. Subparagraph (a) of Rule 10b-9, requires that, when a securities offering will be conducted on an "all-or-none" basis, it would be fraudulent to make any representation:

                  "(1) To the effect that the security is being offered or sold on an "all-or-none" basis, unless the security is part of any offering or distribution being made on the condition that all or a specified amount of the consideration paid for such security will be promptly refunded to the purchaser unless

                           "A.   all of the securities being offered are sold at
a specified price within a specified time, and



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                           "B.   the total amount due to the seller is received
by him by a specified date;"

                  b. Subparagraphs (b)(1)(i) and (ii), (b)(2)(i), and (b)(3)(i) of Rule 419 require, among several alternatives, that

                            "(b)(1)(i) Except as otherwise provided in this
section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into: (A) An escrow account maintained by an 'insured depository institution', as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act; * * * *"

                           "(b)(1)(ii) If funds and securities are deposited
into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held."

                           "(b)(2)(i) All offering proceeds, after deduction of
cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant."

                           "(b)(3)(i) All securities issued in connection with
the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account."

                  c. Rule 15g-8 provides that

                           ". . . . .it shall be unlawful for any person to sell
or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder."

         2.5 Securities Act Notes to Rule 419(e) provide that "With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 10b-9, the requirements of Rule 10b-9 are applicable only until the conditions of the offering governed by that rule are met (e.g. reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds."

         2.6 Based upon the foregoing, the Escrow Agent has agreed to create and maintain two escrow accounts (the "Escrow Accounts") with respect to the Offering and the Plan, as follows: (a) a funds escrow account (the "Funds Escrow Account") in which there shall be held during the Offering Period the gross funds proceeds of the Offering, subject to and in accordance with the provisions of Rule 10b-9 and, upon completion of the Offering, during the



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Plan Period, the gross funds proceeds of the Offering (less deductions allowed by Rule 419(b)(2)(vi)), subject to and in accordance with the provisions of Rule 419, (the "Offering Proceeds" which shall be deemed to include any interest or dividends thereon); and, (b) upon the completion of the Offering, a custodial escrow account (the "Shares Escrow Account") in which there shall be held during the Plan Period the certificates evidencing the Registered Shares sold in the Offering, the Unregistered Shares owned by the Parent, and any incremental securities deposited into the Shares Escrow Account (collectively the "Certificates"), fully completed, executed and registered in the name(s) designated by the Investors.

         2.7 The Escrow Agent shall establish the Escrow Accounts for the sole benefit of the persons having the beneficial interests in the Escrow Accounts. The records of the Escrow Accounts shall provide that the funds or securities in the Escrow Accounts are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the Escrow Agent, maintained in good faith and in the regular course of business, shall show the name and interest of each party to the account. The Escrow Accounts shall be maintained in the following name, viz. "Valley National Bank, Escrow Agent of Hollow Egg One Inc." The Escrow Agent will hold Offering Proceeds and the Certificates in the Escrow Accounts free from any lien, claim or offset.

         2.8 A complete copy of Rule 419, Rule 10b-9, and Rule 15g-8 is annexed hereto as Exhibit A and made a part hereof.

3.       The Offering (Rule 10b-9).

         3.1 The Company, shall conduct the Offering of 1,000,000 Registered Shares on an "all-or-none" basis in accordance with the provisions of the Initial Registration Statement. The Company shall make the Offering during a period of 60 days commencing with the effective date of the Initial Registration Statement (the "Initial Effective Date") which period may be extended for two consecutive 45-day periods at the sole discretion of the Company (such offering period as it may be extended the "Offering Period"). The prospectus and the subscription documents (collectively the "Offering Documents") by which the Offering shall be made shall provide that all subscription documents and all instruments representing Offering Proceeds shall be sent by the Investor directly to the Company. The subscription documents shall include an IRS Form W-9 or W-8, as applicable (the "IRS Form"), and a subscription agreement (the "Subscription Agreement") which shall include the name, mailing address, taxpayer identification number, telephone and fax numbers, number of Registered Shares purchased for, and amount of subscription payment of such Investor, which Subscription Agreement shall further represent and confirm that the Investor has received a copy of this Escrow Agreement, each of which IRS Forms and Subscription Agreements (collectively the "Subscription Documents") shall be completed and executed by each Investor.

         3.2 Offering Proceeds shall be in the form of checks, drafts, or money orders (the "Offering Proceeds Instruments") payable to the order of "Valley National Bank, Escrow Agent of Hollow Egg One Inc." and shall have been received by the Company accompanied by the completed and executed Subscription Documents. The Company forthwith upon receipt thereof shall photocopy the said Proceeds Instruments and Subscription Documents, record the pertinent information contained therein, and promptly deliver the Proceeds Instruments and Subscription Documents to the Escrow Agent. Any check from an Investor which is returned unpaid to the Escrow Agent shall be returned to Company. The deposited Offering Proceeds may also be in the form of a funds wire transfer to "Federal Reserve Bank of New York for the account of Valley National Bank N.A., ABA No. 021201383, Attention Trust Service No. 73187, FFC to Hollow Egg One Inc. Funds Escrow Account No. [to be determined]. The Escrow Agent promptly shall notify the Company of all such wire transfers including both the amount and the transferor thereof and any additional advice included therewith. The Company shall promptly deliver to the Escrow Agent any Subscription Documents received by the Company in



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connection with such wire transfer. The Escrow Agent will hold Offering Proceeds in the Funds Escrow Account free from any lien, claim or offset.

         3.3 The Escrow Agent promptly shall deposit all Offering Proceeds received by it into the Funds Escrow Account. The Escrow Account records of the Escrow Agent shall provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the Escrow Agent, maintained in good faith and in the regular course of business, shall show the name and interest of each party to the account. Interest or dividends earned by the Funds Escrow Account will be accrued to the account of each Investor but no such accrual shall be entered in the Escrow Agent's records unless and until the Escrow Agent shall have received an I.R.S. Form W-9 or W-8, as applicable, completed and executed by the Investor.

         3.4 The Escrow Agent shall provide written notification to the Company, on a daily basis, of the Offering Proceeds and of the data relevant thereto, which have been deposited in the Funds Escrow Account and of the amounts thereof which have cleared the banking system and have been collected by the Escrow Agent.

         3.5 Deposited Offering Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Investors in the Registered Shares. Deposited Offering Proceeds shall be invested in securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c) (2), (c) (3), and (c) (4) of Rule 2a-7 under the Investment Company Act, such money market fund to be selected by the Escrow Agent.

         3.6 The Company reserves the right to terminate the Offering at any time prior to its completion at its sole discretion, in which event the Company promptly shall notify the Escrow Agent and the Escrow Agent shall return the Offering Proceeds to the persons entitled thereto as hereinafter provided. The Company further reserves the right to reject or cancel any subscription in whole or in part at its respective sole discretion. In the event of such whole or partial rejection of any subscription as aforesaid, the Company shall promptly notify the Escrow Agent of such rejection. In the event of termination of the Offering, the Escrow Agent shall, If Escrow Agent has not deposited the check for such Subscriber, the Escrow Agent shall, within ten (10) days, return such check and the other Escrow Funds respecting such Subscriber pursuant to the information delivered for such Subscriber to the Company. If the check for such Subscriber has been deposited, the Escrow Agent shall remit a reimbursement check respecting such Subscriber as per the information provided within ten (10) days after Escrow Agent has confirmed that such check has cleared. All subscriptions are irrevocable, and no Investor will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the Registered Shares are sold.

         3.7 In the event the Offering shall be terminated, either by reason of the failure to complete the sale of the Registered Shares within the Offering Period, the discretionary termination by the Company of the Offering prior to the expiration of the Offering Period, or otherwise, the proceeds of the Offering (the "Offering Proceeds"), together with any accumulated interest thereon, shall promptly be returned to the persons entitled thereto.

         3.8 In the event the Offering shall be completed within the Offering Period, Rule 419 shall continue to govern the disposition of the Offering Proceeds and the issuance and disposition of the Certificates as hereinafter provided.

         3.9 A complete copy of the Placement Agency Agreement is annexed hereto as Exhibit B and made a part hereof. A complete copy of the Subscription Agreement is annexed hereto as Exhibit C and made a part hereof.



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4. Disposition of Offering Proceeds Following Completion of the Offering (Rule
419(b)(2)).

         4.1 Paragraph (b)(2) of Rule 419, entitled Deposit and Investment of Proceeds, provides as follows:

                  "(i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph
(b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

                  "(ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

                  "(iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

                  "(iv) Deposited proceeds shall be invested in one of the following:

                           "(A)   An obligation that constitutes a "deposit," as
that term is defined in Section (3) (1) of the Federal Deposit Insurance Act;

                           "(B)   Securities of any open-end investment company
registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c) (2), (c) (3), and (c)
(4) of Rule 2a-7 under the Investment Company Act; or

                           "(C)   Securities that are direct obligations of, or
obligations guaranteed as to principal or interest by, the United States.

                  "Note to Rule 419(6)(2)(iv). Issuers are cautioned that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                  "(v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

                  "(vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account."

         4.2 Promptly upon the completion of the Offering, the Escrow Agent, pursuant to Rule 419(b)(2)(vi), shall pay to the Company the sum of $25,000, constituting 10% of the gross Offering Proceeds of $250,000 held in the Funds Escrow Account, by way of reimbursement to the Company of all out-of-pocket expenses of any kind incurred or to be incurred in connection with the Offering, provided the same shall not constitute compensation for the sale of the Registered Shares.

         4.3 The balance of the funds in the Funds Escrow Account remaining after payment to the Company as aforesaid shall continue to be invested by the Escrow Agent in a money



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market fund, as described above, selected by the Escrow Agent. Interest or dividends earned by the Funds Escrow Account will be accrued to the account of each Investor but no such accrual shall be entered in the Escrow Agent's records unless and until the Escrow Agent shall have received an I.R.S. Form W-9 or W-8, as applicable, completed and executed by the Investor. Deposited Offering Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Investors in the Registered Shares.

         4.4 Interest or dividends earned by funds in the Funds Escrow Account, if any, shall be deemed to be Offering Proceeds and shall be held in the Funds Escrow Account until the Offering Proceeds are released in accordance with the provisions of Rule 419. If Offering Proceeds held in the Funds Escrow Account are released to an Investor, the Investor shall receive interest or dividends earned, if any, on such Offering Proceeds up to the date of release, subject to compliance with the conditions hereinbefore set forth. If Offering Proceeds held in the Funds Escrow Account are released to the Company, interest or dividends earned on such Offering Proceeds up to the date of release may be released to the Company.

         4.5 Offering Proceeds including all interest and dividends thereon, if any, shall be held for the sole benefit of the Investors in the Registered Shares.

5. Disposition of Securities Following Completion of the Offering (Rule 419(b)(3)).

         5.1 Paragraph (b)(3) of Rule 419, entitled Deposit of Securities, provides as follows:

                  "(i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

                  "(ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  "(iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

         5.2 Promptly upon the completion of the Offering, the Company shall issue certificates evidencing the Registered Shares purchased by the Investors and evidencing any other stock ("Other Stock") of the Company issued in connection with the Offering (collectively the "Certificates"). The identity of the purchaser or recipient of the stock represented by each such Certificate shall be included on the Certificate. The Company does not intend to issue any Other Stock. The issuance of the Certificates shall be based upon the books and records of the Company indicating the name, address, and interest of each person entitled to the issuance of the Certificates.

         5.3 Prior to the completion of the Offering the Escrow Agent, shall have established a custodial account in which the Certificates may lodged in trust (the "Shares Escrow Account"). All Certificates evidencing all Registered Shares issued in connection with the Offering, whether or not for cash consideration, evidencing the Unregistered Shares of the Parent, and evidencing any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall promptly be delivered to the Escrow Agent as Escrow Agent. The Escrow Agent shall cause the Certificates to be deposited directly into the Shares Escrow Account promptly upon issuance and receipt. The books and records of the Escrow Agent shall indicate the name, address, interest, and Certificate number of each person in whose name the deposited Certificates have been issued.

         5.4 Securities held in the Shares Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the Investors, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. By reason of the operation of Rule 15g-8, no transfer or other disposition of securities held in the Shares Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Escrow Agent shall be entitled, but not required, to rely wholly upon the advice of the Company with respect to any such request for transfer, and shall be fully indemnified as hereinafter provided.

         5.5 Warrants, convertible securities or other derivative securities relating to securities held in the Shares Escrow Account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any funds or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Funds Escrow Account or the Shares Escrow Account, as applicable.

6. Conditions For Release of Deposited Securities and Funds (Rule 419(e)(3)).

         6.1 Paragraph (e)(3) of Rule 419, entitled Conditions for Release of Deposited Securities and Funds, provides as follows:

                  "Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

                  "(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and
(e)(2) of this section have been met; and

                  "(ii)    Consummation of an acquisition(s) meeting the
requirements of paragraph (e)(2)(iii) of this section."

         6.2 The Offering Proceeds held in the Escrow Account, including any interest and/or dividends thereon up to the date of release, may be released to the Company and the Certificates for the Registered Shares and other deposited securities, if any, up to the date of delivery, may be delivered to the Investor or other registered holder identified on the Registered Shares and other deposited securities, if any, by certified mail, return receipt requested, only at the same time as or after the Escrow Agent has received a signed representation from the Company, together with other evidence acceptable to the Escrow Agent, that:

                  a. The requirements of Rule 419 (e)(1) and Rule 419(e)(2) have been met. For informational purposes, reference is made to Exhibit A annexed hereto and made a part hereof, in which Rules 419 (e)(1) entitled Post-Effective Amendment for Acquisition Agreement and 419(e)(2) entitled Terms of the Offering are set forth at length.

                  b. An acquisition(s) meeting the requirements of Rule 419(e)(2)(iii) has been fully consummated.

         6.3 The Offering Proceeds held in the Escrow Account, including any interest and/or dividends thereon up to the date of release, shall be returned by first class mail or equally prompt means to the Investors within five business days following the dates set forth below (the "Termination Dates") and the Registered Shares and other deposited securities, if any, up to the date of delivery, held in the Shares Escrow Account shall contemporaneously be cancelled, except for the Unregistered Shares which shall be returned to the Parent, and the Registration Statement shall be formally withdrawn.

                  a. The date on which, following full compliance by the Company with the requirements of Rule 419(e)(1) and (e)(2), the consummation of an acquisition shall be precluded by reason of the failure of Company to meet the requirements of Rule 419(e)(2)(iii), unless the Company shall determine to seek another merger or acquisition, in which event the Company promptly shall advise all Investors in writing.

                  b. The date, 18 months from the effective date of the Initial Registration Statement, at which time a consummated acquisition(s) meeting the requirements of Rule 419 shall not have occurred.

         6.4 The conditions and requirements of Rule 419(e) shall hereafter be referred to as the "Plan Prerequisites").

7. Disbursement into Court.

         7.1 If, at any time, there shall exist any dispute between Company and an Investor with respect to the holding or disposition of any portion of the Escrow Accounts, or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Accounts or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Escrow Agent resigns or is removed and no successor is appointed by the written direction of the Company (the "Written Direction") within twenty (20) banking business days ("Business Days") after such resignation or within ten
(10) Business Days after such removal, then the Escrow Agent may, in its sole discretion:

                  a. Suspension. Escrow Agent may suspend the performance of any of its obligations (including, without limitation, any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent; provided, however, that Escrow Agent shall continue to hold the Escrow Accounts in accordance herewith, and/or

                  b. Petition. The Escrow Agent may petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in the State of New Jersey, for instructions with respect to such dispute or uncertainty, and, to the extent required by law, pay into such court all Escrow Accounts held by it for holding by such court and disposition in accordance with the procedures set forth in the Subscription Papers, or as otherwise ordered by such court, after deduction and payment to Escrow Agent of all fees and expenses (including court costs, attorney's fees, and paraprofessional fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

         7.2 Escrow Agent shall have no liability to the Company or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of a delay in the disbursement of the Escrow Accounts or any delay in or with respect to any other action required or requested of the Escrow Agent.

8. Resignation and Removal of the Escrow Agent.

         8.1 General. The Escrow Agent may resign from the performance of its duties at any time by giving twenty (20) Business Days' prior written notice to the Company, or may be removed, with or without cause, by a written notice from an authorized representative of the Company, designated herein or designated in writing herein by the designee herein (the "Company Representative") to the Escrow Agent at any time by the giving of ten (10) Business Days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein below and the successor Escrow Agent's acceptance of the appointment. Upon any such notice of resignation or removal, a Company Representative shall appoint a successor Escrow Agent hereunder by written direction.

         8.2 Discharge of Valley National Bank. Valley National Bank shall be discharged from its duties and obligations under this Agreement upon the appointment of any successor Escrow Agent; provided, however, the provisions of this Agreement benefitting Escrow Agent shall continue to inure to the benefit of Valley National Bank as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

         8.3 Transmittal of Records. Upon its resignation or replacement, the Escrow Agent shall pay or deliver the balances and contents of all of the Escrow Accounts, together with copies of all documents and records in the possession of the Escrow Agent relating to the Escrow Accounts, to the successor Escrow Agent, but only after receipt of payment to the Escrow Agent from Tecumseh Holdings Corporation of all reasonable fees and expenses (including court costs, attorneys' fees, and paraprofessional fees) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. No invasion of the contents of an Escrow Account shall be made by the Escrow Agent or by a successor Escrow Agent, such invasion constituting a violation of Rule 419.

9. Duties of the Escrow Agent to be Wholly Administrative.

         The duties of the Escrow Agent hereunder shall be entirely administrative in nature and not discretionary. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Agreement, and is hereby authorized to comply with any orders, judgments, or decrees of any court, with or without jurisdiction, and shall not be liable as a result of its compliance with the same. The Escrow Agent shall have no duty or obligation to assure itself that the Offering is in compliance with any statute or regulation prior to the disbursement to the Company or to any Investor of the contents of any Escrow Accounts.

10. Indemnity.

         From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (individually the "Indemnified Party" and collectively the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including without limitation reasonable attorneys' fees, paraprofessional fees and costs and expenses related to such actions, claims, losses, damages, and liabilities. incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein (including the purchase of the Units) whether or not any such one or more of the Indemnified Parties are parties to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Without limiting the foregoing, the Company shall specifically indemnify the Escrow Agent in connection with any claim made by an Investor in connection with the release of the contents of the Escrow Accounts to the Company pursuant to the terms hereof. All such fees and expenses shall be payable by the Company pursuant to the foregoing sentence and shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. In addition, the Company hereby agrees to indemnify the Escrow Agent and hold it harmless from any liability of Escrow Agent which shall arise as a result of the breach or violation by the Company of any of the provisions of this Agreement, the Subscription Documents, the Initial Registration Statement, the Amended Registration Statement or any other rules, regulations, or laws affecting the Offering or the Registered Shares. The Company hereby agree that it shall, at all times, comply with all of the provisions of the applicable federal and state securities laws, as well as all laws, statutes, rules and regulations of any governmental agency or self-regulatory organization in such cases made and provided. The obligations of the Company under this paragraph shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

11. Limitation of Liability of Escrow Agent.

         11.1 The obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The Escrow Agent may act in reliance upon any writing, instrument, and/or signature, whether original or facsimile, which the Escrow Agent, in good faith, believes to be genuine, may assume the validity, truth, and accuracy of any statement or assertion contained in such a writing or instrument, and that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner or validity of any instrument deposited or delivered pursuant to this Agreement, nor as to the identity, authority, or right of any person executing the same. Without limiting the foregoing, the Escrow Agent shall have no responsibility to determine whether the holding, disbursement, payment or delivery of the contents of an Escrow Account is appropriate or required under the applicable documents.

         11.2 The Escrow Agent has not examined and is in no way responsible for the contents of the Subscription Agreement or any of the other Subscription Documents. By accepting the position of Escrow Agent, the Escrow Agent and the Company agree that the Escrow Agent's duties and obligations are set forth solely in this Agreement and Escrow Agent has not evaluated the merits of the Offering. The Company shall prevent any person or entity from using the Escrow Agent's name as an endorser of the Offering. The Escrow Agent has no responsibility for the Subscription Documents, the registration of the Shares to be offered in the Offering, or the propriety, content or form of any of the documents relevant to the Offering including the Initial Registration Statement, the post-effective amendment to the Initial Registration Statement with respect to the Plan Prerequisites (the "Amended Registration Statement"), the exhibits thereto, the validity of the Registered Shares, or the Subscription Documents.

         11.3 The Escrow Agent shall have no liability or obligation with respect to the contents of the Escrow Accounts except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the contents of the Escrow Accounts in accordance with the terms of this Agreement.

         11.4 The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.

         11.5 The Escrow Agent is not familiar with, and has no knowledge of, either the Offering Documents or the Subscription Documents.

         11.6 In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.

         11.7 The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the contents of the Escrow Accounts, this Agreement, or the Subscription Documents, or to appear in, prosecute, or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay upon demand the reasonable fees and expenses of such counsel and its paraprofessionals.

         11.8 The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court situated within the State of New Jersey with respect to the contents of the Escrow Accounts, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the contents of the Escrow Accounts is at any time attached, garnished, or levied upon under any order of any such court, or if the payment, assignment, transfer, conveyance, or delivery of the contents of the Escrow Accounts shall be stayed or enjoined by any order of any such court, or if any order, judgment, or decree shall be made or entered by any court affecting the contents of the Escrow Accounts, then in any such event, after a good faith effort to notify the Company, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment, or decree which it is advised by its legal counsel is binding upon the Escrow Agent without the need for appeal or other action. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated.

12. Fees and Expenses of Escrow Agent.

         12.1 The Company shall compensate the Escrow Agent for its services hereunder in accordance with the fee schedule of the Escrow Agent and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including, without limitation, attorneys' fees, telephone and facsimile transmission costs, postage (including express mail or overnight delivery charges), copying charges and the like. The obligations of Company under this section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

            12.2 The fee schedule of the Escrow Agent is annexed hereto as Exhibit D and made a part hereof.

13. Consent to Jurisdiction and Venue.

         In the event that any party hereto or an commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the Superior Court of New Jersey shall have the sole and exclusive jurisdiction over any such proceedings.

14. Notices.

All notices and other communications hereunder shall be in writing and shall be dispatched by a recognized professional overnight courier or by telefax with telephone confirmation and addressed to the party to be notified as follows:

         If to Company, to:        Hollow Egg One, Inc., c/o Milling Law Offices, 115 River
                                   Road, Building 12, Edgewater, NJ 07020, attention of John
                                   L. Milling, telephone 201-313-1600, telefax 201-313-7249

         If to Escrow Agent, to:   Valley National Bank, Trust Department, 1195 Hamburg
                                   Turnpike, Wayne, NJ 07470, attention of Thomas
                                   Gallagher, Vice President, telephone 973-305-3500,
                                   telefax 973-305-5515

or to such other address as each party may designate for itself by like notice.

15. Representations and Warranties of the Company.

The Company makes the following representations and warranties to the Escrow
Agent:

         15.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

         15.2 This Agreement has been duly approved by all necessary shareholder and board of directors action of the Company, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of Company, enforceable in accordance with its terms.

         15.3 The execution, delivery, and performance by Company of this Agreement is in accordance with the Subscription Documents and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation, any court order or administrative ruling or decree which Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Subscription Documents to which Company is a party or any of its property is subject.

         15.4 The individuals listed on the Company's Specimen Signature Schedule have been duly appointed to act as the representatives of Company hereunder and each acting independently has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any notice required hereunder, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Company Representative under this Agreement, all without further consent or direction from, or notice to, Company or any other party.

         15.5 All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement or delivery from the Escrow Accounts.

         15.6 The Company's Specimen Signature Schedule is annexed hereto as Exhibit E and made a part hereof.

16.      General.

         16.1 Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by a Company Representative on behalf of the Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         16.2 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         16.3 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, which, if applied, would cause the law of any jurisdiction to apply.

         16.4 Entire Agreement; No Third Party Beneficiaries. This Agreement sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Accounts. Investors, and the Company may have additional rights and obligations respecting the Escrow Accounts under the Subscription Documents. No third party shall be a beneficiary of this Agreement, or derive any rights or benefits, or have any causes of action, hereunder.

         16.5 Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, insure to the benefit of and be enforceable by the Company, by the Escrow Agent and by their respective successors and assigns.

         16.6 Dealings. The Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and its affiliates and become pecuniarily interested in any transaction in which the Company may be in interest, and contract and lend money to the Company or to any Investor and otherwise act as fully and freely as though it were not the Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company, for any Investor or for any other entity.

         16.7 Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

         16.8 Headings. The section headings contained in this Agreement are intended to be employed solely and exclusively for the convenience of the parties, are not the subject of any agreement among the parties, and shall have no effect of any kind on the interpretation of this Agreement or of any terms or provisions thereof.

         16.9 Counterparts. This Agreement may be executed in counterparts, a complete set of which shall be deemed to comprise a single Agreement.

         In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized.



                                     VALLEY NATIONAL BANK


                                     By ______________________________________

                                     ----------------------------------------
                                              (Print Name and Title)


                                     HOLLOW EGG ONE INC.


                                     By ______________________________________


                                     ----------------------------------------
                                              (Print Name and Title)

                                    EXHIBIT A

                           RULES 419, 15g-8 AND 10b-9


RULE 419. OFFERINGS BY BLANK CHECK COMPANIES

(a)      Scope of the Rule and Definitions.

         (1) The provisions of this section shall apply to every registration statement filed under the Act relating to an offering by a blank check company.

         (2) For purposes of this section, the term "blank check company" shall mean a company that:

                  (i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

                  (ii) Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934 ("Exchange Act").

         (3) For purposes of this section, the term "purchaser" shall mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.

(b)      Deposit of Securities and Proceeds in Escrow or Trust Account.

         (I)   General.

                  (i) Except as otherwise provided in this section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:

                           (A) An escrow account maintained by an "insured
depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act; or

                           (B) A separate bank account established by a broker
or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1), in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.

                  (ii) If funds and securities are deposited into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.

         (2)   Deposit and Investment of Proceeds.

                  (i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

                  (ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

                  (iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

                  (iv) Deposited proceeds shall be invested in one of the following:

                           (A) An obligation that constitutes a "deposit," as
that term is defined in Section (3) (1) of the Federal Deposit Insurance Act;

                           (B) Securities of any open-end investment company
registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c) (2), (c) (3), and (c)
(4) of Rule 2a-7 under the Investment Company Act; or

                           (C) Securities that are direct obligations of, or
obligations guaranteed as to principal or interest by, the United States.

                  Note to Rule 419(6)(2)(iv). Issuers are cautioned that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                  (v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

                  (vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by para-graph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

         (3)      Deposit of Securities.

                  (i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

                  (ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal

Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

         (4)      Escrow or Trust Agreement.

                  A copy of the executed escrow or trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)(2), (b)(3), and (e)(3) of this section.

         (5)      Request For Supplemental Information.

                  Upon request by the Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.

                  Note to Rule 419(b). With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 15c2-4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

(c)      Disclosure of Offering Terms.

         The initial registration statement shall disclose the specific terms of the offering, including, but not limited to:

         (1) The terms and provisions of the escrow or trust agreement and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers' funds resulting from deposits in excess of the insured amounts; and

         (2) The obligation of the registrant to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e) of this section.

(d)      Probable Acquisition Post-Effective Amendment Requirement.

         If, during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post-effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

(e)      Release of Deposited and Funds Securities.

         (1)      Post-Effective Amendment For Acquisition Agreement.

                  Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

                  (i) Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

                  (ii) Discloses the results of the initial offering, including but not limited to:

                           (A) The gross offering proceeds received to date,
specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and

                           (B) The specific amount, use and application of funds
disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

                  (iii) Discloses the terms of the offering as described pursuant to paragraph (e) (2) of this section.

         (2)     Terms of the Offering.

                  The terms of the offering must provide, and the registrant must satisfy, the following conditions:

                  (i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

                  (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

                  (iii) The acquisition (s) meeting the criteria set forth in paragraph (e) (1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and

                  (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

         (3)   Conditions For Release of Deposited Securities and Funds.

                  Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

                  (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and
(e)(2) of this section have been met; and

                  (ii) Consummation of an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of this section.

         (4)      Prospectus Supplement.

                  If funds and securities are released from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

                  Notes to Rule 419(e).

         1. With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 10b-9, the requirements of Rule l0b-9 are applicable only until the conditions of the offering governed by that rule are met (e.g., reaching the minimum in a "part- or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

         2. If the business(es) or assets are acquired for cash, the fair value shall be presumed to be equal to the cash paid. If all or part of the consideration paid consists of securities or other non-cash consideration, the fair value shall be determined by an accepted standard, such as bona fide sales of the assets or similar assets made within a reasonable time, forecasts of expected cash flows, independent appraisals, etc. Such valuation must be reasonable at the time made.

(f)      Financial Statements.              The registrant shall:

         (1) Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303 (a) of Regulation S-K, no later than 90 days after the end of such fiscal year; and

         (2) File the financial statements and additional information with the Commission under cover of Form 8-K; provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to Section 13(a) or 15(d) of the Exchange Act.


RULE 15G-8. SALES OF ESCROWED SECURITIES OF BLANK CHECK COMPANIES

         As a means reasonable designed to prevent fraudulent, deceptive, or manipulative act or practices, t shall be unlawful for any person to sell or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

RULE 10B-9. PROHIBITED REPRESENTATIONS IN CONNECTION WITH CERTAIN
OFFERINGS

         (a) It shall constitute a manipulative or deceptive device or contrivance, as used in Section 10(b) of the Act, for any person, directly or indirectly, in connection with the offer or sale of any security, to make any representation:

                  (1) To the effect that the security is being offered or sold on an "all-or-none" basis, unless the security is part of an offering or distribution being made on the condition that all or a specified amount of the consideration paid for such security will be promptly refunded to the purchaser unless

                           (A) all the securities being offered are sold at a
specified price within a specified time, and

                           (B) the total amount due to the seller is received by
him by a specified date ;or

                  (2) To the effect that security is being offered or sold on any other basis whereby all or part of the consideration paid for any such security will be refunded to the purchaser if all or some of the securities are not sold, unless the security is part of an offering or distribution being made on the condition that all or a specified part of the consideration paid for such security will be promptly refunded to the purchaser unless

                           (A) a specified number of units of the security are
sold at a specified price within a specified time, and

                           (B) the total amount due to the seller is received by
him by a specified date.

         (b) This rule shall not apply to any offer or sale of securities as to which the seller has a firm commitment form underwriters or others (subject only to customary condition precedent, including "market outs") for the purchase of all the securities being offered.


                                    EXHIBIT B

                  SUBSCRIPTION AGREEMENT (SUBSCRIPTION RIGHTS)

[Exhibit B is filed as Exhibit 1.4 to the registration statement. The document to which Exhibit B is attached is filed as Exhibit 1.1 to the registration statement.]


                                    EXHIBIT C

                        SUBSCRIPTION AGREEMENT (GENERAL)

[Exhibit C is filed as Exhibit 1.5 to the registration statement. The document to which Exhibit C is attached is filed as Exhibit 1.1 to the registration statement.]

                                    EXHIBIT D

                          FEES PAYABLE TO ESCROW AGENT

Administration Fee.

         Annual Administration Fee
           (In advance--  no pro-ration)          $2,500.00               (includes first 25 Investors)

         After 25 Investors                   $10.00 per Investor

One-Time Setup Fee.                           $ ?    ?    ?    ?    ?

Activity Charges.

         Returned Checks                      $25.00 each

Wire to Investors.                            $15.00 each domestic
                                              $25.00 each foreign

1099 Preparation and Reporting.               No charge for first 25
                                              Investors,

         After 25 Investors                   $10.00 per Investor


                                    EXHIBIT E


                     SPECIMEN SIGNATURES OF REPRESENTATIVES


COMPANY REPRESENTATIVE(S)


   Name                                                  Specimen Signature
John L. Milling                                            JOHN L. MILLING
Thomas C. Souran                                           THOMAS C. SOURAN



                                    EXHIBIT F

LETTER REPRESENTATIONS AND INSTRUCTIONS BY COMPANY TO ESCROW AGENT

1.       FORMS OF CLOSING AND SIGNATURE BLOCKS:

         All such letters shall be signed in behalf of the Company and shall end with the following final paragraph and closing. The letters shall use the signature block. In the sections below setting forth the texts of the letters, the instructions "[signed by Company]" shall be complied with by utilizing the signature block set forth below.

         "This letter may be executed in counterparts, which, when taken together, shall be deemed a single original."

                                         "Very truly yours,"

                                         Hollow Egg One Inc.


                                         By______________________________


                                         --------------------------------
                                                       (Print Name)

                                         Title: Company Representative

                                         Date:___________________________



2.       INSIDE ADDRESS, ATTENTION, REFERENCE, GREETING AND OPENING
         PARAGRAPH:

         All such letters shall set forth the following inside address, attention, reference, greeting and opening paragraph.

"Valley National Bank
Trust Department
1195 Hamburg Turnpike
Wayne, NJ 07470
Attention of Thomas Gallagher, Vice President

          "Re: Escrow Agreement (the "Agreement") Among Hollow Egg One Inc. (the
               "Company") and Valley National Bank ("Escrow Agent") dated as of ___________________, 2002

"Dear Sirs and Mesdames:

         "All terms set forth in this letter shall have the meanings set forth in the Agreement."

3.       TEXTS OF LETTERS.

         The letters shall contain one or another of the following texts:

         3.1      Confirmation That Escrow Agreement Delivered to all Investors.

                  "The undersigned hereby confirm that the following Investors whose names appear on the schedule annexed hereto have been given a copy of the Subscription Agreement." [signed by the Company]

         3.2 Instructions for Disposition of Offering Proceeds During Offering or at Termination of Offering.

                  "You are holding a Funds Escrow Account respecting the Offering. The contents of such account and all interest or dividends accrued thereon are to be returned to each Investor in the amounts and at the addresses as they appear in your records. The reason for this request is that all of the Registered Shares have not been sold during the Offering Period, which has expired, and/or the other conditions to disbursement of the contents of the Funds Escrow Account have not been achieved." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The contents of such account and all interest or dividends accrued thereon are to be returned to each Investor in the amounts and at the addresses as they appear in your records. The reason for this request is that all of the Registered Shares have not been sold and the Company has elected to terminate the Offering prior to the expiration of the Offering Period." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Company has elected to cancel a portion in the amount of $_________________of the subscription of the following Investor, _______________________________. At such time as the amount of this subscription has been fully collected, the amount of the cancelled portion of the subscription, with accumulated interest or dividends, if any, is to be returned to the Investor at the address indicated in the Investor's Subscription Agreement and the balance retained in the Funds Escrow Account for the benefit of such Investor." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Company has elected to reject in full the subscription in the amount of $_________________of the following Investor, _______________________________. At such time as the amount of this subscription has been fully collected, this amount, with accumulated interest or dividends, if any, is to be returned to the Investor at the address indicated in the Investor's Subscription Agreement." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Offering has successfully been completed during the Offering Period by way of the sale of all of the Registered Shares and the collection of all of the Offering Proceeds in the principal amount of $250,000. The Offering Period is accordingly ended and the Plan Period is accordingly commenced. You are to deliver, by way of recognized courier service, your bank check in the amount of $25,000 to Hollow Egg One Inc., payable to its order, and to continue to hold the balance of the Offering Proceeds in the Funds Escrow Account, with all interest or dividends thereon, for the sole interest of those persons having a beneficial interest therein, in accordance with Rule 419 and the Plan. We deliver to you herewith the Certificates, with respect to each of which Certificates the certificate number, the amount of Registered Shares evidenced thereby, and the ownership registration, is set forth in the schedule annexed hereto. The Certificates are to be held by you in the Shares Escrow Account in accordance with Rule 419 and the Plan. We further represent to you that (a) the Subscription Documents are effective and, to the best of Company's knowledge, no person or regulatory federal or state regulatory authority has taken or threatened to take any action in connection with the Subscription Documents or the Offering of the Shares pursuant thereto; (b) the conditions to the completion of the Offering, i.e. the sale of all of the Registered Shares, have been achieved and, to the best of Company's knowledge, no Investor has objected or threatened to object to the release of the Escrow Funds; and (c) All periods for the rescission of subscriptions applicable under New Jersey Statutes and the New Jersey Code of Regulations, and under all other state and federal statutes, rules or regulations, have expired." [signed by Company]

         3.2 Instructions for Disposition of Offering Proceeds and Certificates During or at Termination of Plan Period.

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. The Company has, to date, been unsuccessful in implementing its Plan to engage in a merger or acquisition with an unidentified company or companies and does not foresee accomplishing a successful implementation of its Plan in the future. Accordingly, the Company has elected to terminate its Plan. Based on the requirements of Rule 419, you are instructed that the contents of the Funds Escrow Account and all interest or dividends accrued thereon are promptly to be returned to each Investor in the amounts and at the addresses as they appear in your records. The Certificates in the Shares Escrow Account are to be returned to the Company." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. Eighteen months since the effective date of the Initial Registration Statement will have passed on ______________________. The Company has, to date, been unsuccessful in implementing its Plan to engage in a merger or acquisition with an unidentified company or companies. Based on the requirements of Rule 419, you are instructed that the contents of the Funds Escrow Account and all interest or dividends accrued thereon are promptly, and in all events not later than five business days from the above mentioned date, to be returned to each Investor in the amounts and at the addresses as they appear in your records. The Certificates in the Shares Escrow Account are to be returned to the Company." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. The Company has filed a post- effective amendment to the Initial Registration Statement and, within five business days after the effective date thereof, has sent to each Investor a copy of the prospectus contained in the said post-effective amendment, in accordance with the requirements of Rule 419(e)(2)(i). The Investors who do not, within 45 business days following the effective date of the said post-effective amendment, provide the Company with written confirmation of their intent to remain an Investor in the Registered Shares, shall be entitled to a refund from the Funds Escrow Account of their subscription price for the Registered Shares, together with interest and dividends, if any. The forty- fifth business day following the said effective date is ______________________. On the foregoing date the Company shall advise you of the name and mailing address of each Investors from whom the Company has not received such written confirmation. You are instructed to refund to each such Investor, by first class mail or other equally prompt means, from the Funds Escrow Account, within five business days from the said forty-fifth business day, the full refund of such Investor's subscription price, together with interest and dividends, if any, in accordance with the requirements of Rule 419(e)(2)(ii).

                  "The Company hereby represents to you the following: (a) The requirements of paragraphs (e)(1) and (e)(2) of Rule 419 have been met by the Company; (b) the Company has consummated an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of Rule 419. In support of the foregoing representations the Company delivers to you herewith the following: (a) a copy of paragraphs (e)(1), (2) and (3) of Rule 419; (b) the post-effective amendment to the Initial Registration Statement complying with the requirements of Rule 419(e)(1); (c) a list of those Investors, as they appear on your records, who have confirmed their investments in the Registered Shares; (d) the executed merger agreement(s) and certificate(s) or the executed acquisition agreement(s) between the Company and the reverse acquirer(s) thereof; (e) the executed closing documents with respect to the merger or acquisition. Based on the foregoing, the Company requests that you pay over to it the entire balance held in the Funds Escrow Account after deduction of all fees and expenses due to you. The Company further requests that you send to each Investor, who shall have confirmed such Investor's intent to remain an Investor in the Registered Shares, at such Investor's mailing address as it appears on your records, such Investor's Certificate(s) held in the Shares Escrow Account and that all other Certificates in the Shares Escrow Account be returned to the Company. [signed by Company]